UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2005

ARCH CAPITAL GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 278-9250

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

On December 29, 2005, Arch Reinsurance Ltd. (the “Ceding Company”), a subsidiary of Arch Capital Group Ltd., entered into a quota share reinsurance treaty (the “Treaty”) with Flatiron Re Ltd. (“Flatiron Re”), a newly-formed Bermuda reinsurance company, pursuant to which Flatiron Re is assuming a 45% quota share of certain lines of property and marine business underwritten by the Ceding Company for the 2006 and 2007 underwriting years (commencing January 1, 2006 through and including December 31, 2007).  The quota share is subject to decrease by the Ceding Company under certain circumstances.  In addition, in certain circumstances, Flatiron Re may extend at its option the coverage provided by the Treaty to the Ceding Company’s 2008 underwriting year.

Flatiron Re is required to contribute funds into a trust for the benefit of the Ceding Company (the “Trust”).  Under the Treaty, the amount required to be on deposit in the Trust, together with certain other amounts, is a calculated amount estimated to cover ceded losses arising from in excess of two 1-in-250 year events for the applicable forward twelve-month period (the “Requisite Funded Amount”).  During the underwriting years covered by the Treaty, the Requisite Funded Amount will be subject to a minimum dollar level that will increase to $900,000,000 by July 1, 2006.  If the actual amounts on deposit in the Trust, together with certain other amounts (the “Funded Amount”), do not at least equal the Requisite Funded Amount, the Ceding Company will, among other things, reduce the percentage of business ceded on a prospective basis and, at the Ceding Company’s option, recapture unearned premium reserves and reassume losses that would have been ceded in respect of such unearned premiums.  No assurances can be given that actual losses will not exceed the Requisite Funded Amount or that Flatiron Re will make, or will have the ability to make, the required contributions into the Trust.

The Ceding Company will pay to Flatiron Re a reinsurance premium in the amount of the ceded percentage of the original gross written premium on the business reinsured with Flatiron Re less a ceding commission, which includes a reimbursement of direct acquisition expenses as well as a commission to the Ceding Company for generating the business.  The Treaty also provides for a profit commission to the Ceding Company based on the underwriting results for the 2006 and 2007 underwriting years on a cumulative basis.

The Ceding Company will have the right to terminate its obligations to cede business to Flatiron Re if, among other things, the assets held in trust for its benefit do not meet certain conditions, if ceded unpaid loss reserves equal or exceed the Funded Amount or if the direct or indirect ownership of Flatiron Re changes in certain respects.

The equity investors in Flatiron Re include one or more private investment funds or accounts managed by and under the control of Farallon Capital Management, L.L.C. or its affiliates and a subsidiary of The Goldman Sachs Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 4, 2006

ARCH CAPITAL GROUP LTD.
(Registrant)

By:	/s/ John D. Vollaro
	Name:	John D. Vollaro
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer